Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G or, to the extent required by applicable law, Schedule 13D (including amendments thereto) with respect to the Class A Common Stock (including shares of Class B Common Stock convertible into shares of Class A Common Stock) of Swift Transportation Company and that this Agreement be included as an Exhibit to such joint filing.  The undersigned further agree that any amendments to such statement on Schedule 13G or, if applicable, Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 23rd day of December, 2010.

JERRY MOYES, individually and as trustee of the Jerry and Vickie Moyes Family Trust Dated 12/11/87

/s/ Jerry Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney filed herewith

VICKIE MOYES, individually and as trustee of the Jerry and Vickie Moyes Family Trust Dated 12/11/87

/s/ Vickie Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney filed herewith

MICHAEL MOYES, individually

/s/ Michael Moyes, by Heidi Hornung-Scherr, attorney-in-fact, pursuant to a Power of Attorney filed herewith

Return to Schedule 13G